Exhibit 21.1

PAE Company	Place of formation
Afghan Holdco LLC	Delaware
Africa Expeditionary Services LLC	Delaware
ATOM Training Limited	England and Wales
Bravour Leistungen GmbH	Germany
Canadian Base Operators Inc.	Canada
CSR, Computer Sciences Raytheon - a Joint Venture	Florida
Defense Support Services International 3 LLC	Delaware
Defense Support Services International, LLC	Delaware
DynCorp LLC	Delaware
DZSP 21 LLC	Delaware
DZSP 22 LLC	Delaware
FCI Federal, LLC	Virginia
Macfadden & Associates, Inc.	Virginia
Macfadden International Suarl	Tunisia
Pacific Architects and Engineers, LLC	Delaware
Pacific Operations Maintenance Company	California
Pacific Research Support LLC	Delaware
PAE (Australia) Pty. Limited	Australia
PAE (New Zealand) Limited	New Zealand
PAE Applied Contracting and Services LLC	Qatar
PAE Applied Technologies International LLC	Delaware
PAE Applied Technologies LLC	Delaware
PAE Aviation and Technical Services LLC	Delaware
PAE Canada, Inc.	California
PAE Colombia LTDA.	Colombia
PAE Design and Facility Management	California
PAE For Expeditionary Support & Stabilization Worldwide Co. Ltd.	South Sudan
PAE Global Shared Services DMCC	United Arab Emirates
PAE Government Services Mexico, S. de R.L. de C.V.	Mexico
PAE Government Services, Inc.	California
PAE Holding Corporation	Delaware
PAE Humanitarian Response LLC	Delaware
PAE International	California
PAE ISR LLC	Delaware
PAE Justice Support	Virginia
PAE Korea Limited	Korea
PAE Labat-Anderson LLC	Virginia
PAE Limited	Vietnam
PAE Logistics LLC	California
PAE National Security Solutions LLC	Virginia
PAE Pinnacle Holdings, LLC	Delaware
PAE Professional Services LLC	Virginia
PAE Services Canada Inc.	Canada
PAE Services Sdn. Bhd.	Malaysia
PAE Shared Services LLC	Delaware
PAE Shield Acquisition Company LLC	Delaware
PAE Singapore Pte. Ltd.	Singapore
PAE Training Services SARLU	Niger
PAE Training Services, LLC	Delaware
PAE Worldwide Incorporated	Delaware
PAE-IMK International LLC	Delaware
PAE-Parsons Global Logistics Services, LLC	Delaware
PAE-Perini LLC	Delaware
PAE-SGT Partners LLC	Delaware
Reagan Redstone Range Alliance LLC	Delaware
Service Systems (Singapore) Pte. Ltd.	Singapore
Shay Intermediate Holding Corporation	Delaware
Shay Intermediate Holding II Corporation	Delaware
SNC-Lavalin PAE Inc.	Canada
Space Coast Launch Services LLC	Nevada
Syncom Space Services LLC	Delaware
Worldwide for General Services, Construction and Engineering Services and Subsistence Services LLC	Iraq